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                             SUBORDINATION AGREEMENT

    THIS SUBORDINATION AGREEMENT (this "AGREEMENT") is made and entered into as of January 25, 2002, between LINDA YIMOYINES, an individual resident of the State of Connecticut ("YIMOYINES"), PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P., a Delaware limited partnership ("PALISADE"; Yimoyines and Palisade shall be referred to individually and collectively as the "SUBORDINATED LENDER"), OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "OBLIGOR"), and CAPITALSOURCE FINANCE LLC ("SENIOR LENDER"), under the Loan Agreement hereinafter defined.

    WHEREAS, Senior Lender, Obligor, OPTICARE EYE HEALTH CENTERS, INC., a Connecticut corporation, PRIMEVISION HEALTH, INC., a Delaware corporation and [OTHER BORROWERS], have entered into that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof (as amended, supplemented or modified from time to time, the "LOAN AGREEMENT") and the other Loan Documents (as defined in the Loan Agreement), pursuant to which Senior Lender has agreed to make available to Obligor certain loans which are secured by a lien on the Collateral (as defined in the Loan Agreement);

    WHEREAS, Obligor currently owes, and from time to time in the future may owe, certain amounts to Subordinated Lender, including but not limited to amounts due under promissory notes issued in connection with that certain Restructure Agreement, dated as of December 17, 2001, as amended by the First Amendment to Restructure Agreement, dated as of January 3, 2002, and as amended by the Second Amendment toe Restructure Agreement, dated as of January ____, 2002 (as further amended, supplemented or otherwise modified, the "RESTRUCTURE AGREEMENT"), together with all other agreements, documents, instruments and certificates executed or delivered to Subordinated Lender in connection with the Restructure Agreement, each as amended, supplemented or other modified from time to time (collectively, the "SUBORDINATED INDEBTEDNESS DOCUMENTS"), and pursuant to which Obligor has granted or intends to grant Subordinated Lender a lien in certain personal property of Obligor, including the Collateral;

    WHEREAS, in connection with the proposed financial accommodations being made by Senior Lender, and as a condition to Senior Lender's agreement to execute, deliver and perform under the Loan Agreement and the other Loan Documents, the parties hereto are required to and hereby desire to enter into this Agreement to evidence their respective rights in connection with the collateral therefor;

    NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements set forth herein, and as an inducement for Senior Lender to enter into the Loan Documents, the parties hereto, intending to be legally bound hereby, do agree as follows:

    1.   Definitions.

         (a) As used in this Agreement, the following terms shall have the meanings specified in this Section 1(a).

         "BLOCKAGE DATE" shall mean the date of receipt of any Blockage Notice.

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         "BLOCKAGE NOTICE" shall mean a notice signed by Senior Lender and delivered to each Subordinated Lender to the effect that a Default or an Event of Default has occurred and is continuing under the Loan Documents as of the date of such notice.

         "BLOCKAGE PERIOD" shall mean any period commencing from the Blockage Date and continuing until, in the case of any acceleration or maturity of Senior Indebtedness, the Senior Indebtedness is paid and satisfied in full, and, in other cases, until the earliest of (a) 180 days after a Blockage Date, (b) the date on which the Subordinated Lender receives written notice from Senior Lender that the Blockage Period is terminated, (c) the date on which all such Defaults or Events of Default have been cured or have ceased to exist or have been waived with Senior Lender's unconditional written permission, (d) the date on which the Senior Indebtedness is paid and satisfied in full, or (e) upon the commencement of an Insolvency Proceeding.

         "INSOLVENCY PROCEEDING" shall mean any receivership, conservatorship, insolvency or bankruptcy proceeding, assignment for the benefit of creditors, or any proceeding by or against Obligor or any Guarantor for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness or reorganizations, including, without limitation, proceedings under the Bankruptcy Code, or under other federal, state or local statute, laws, rules and regulations, all whether now or hereafter in effect.

         "LIEN ENFORCEMENT ACTION" shall mean (i) any action, whether legal or equitable, judicial or non-judicial, to enforce any Lien, security interest, restriction, encumbrance, charge, claim or other interest or arrangement now or in the future existing, including, without limitation, any repossession, foreclosure, public sale, private sale, obtaining of a receiver or retention of all or any part of Collateral and (ii) the taking of any collection or enforcement action with respect to or upon the occurrence of any default or event of default under the Subordinated Indebtedness Documents.

         "SENIOR INDEBTEDNESS" shall mean any and all indebtedness and Obligations under the Loan Documents and any and all other indebtedness, obligations or amounts, owing or owed by Obligor to Senior Lender, now existing or hereafter arising, together with all interest, fees, charges, expenses and attorney's fees; provided however that the maximum principal amount of Senior Indebtedness shall be $13,500,000.

         "SUBORDINATED INDEBTEDNESS" shall mean the indebtedness and obligations under the Subordinated Indebtedness Documents.

         (b) All capitalized terms in this Agreement and not defined herein shall have the defined meanings provided in the Loan Agreement. References in this Agreement to any Person shall include such Person and its successors and permitted assigns.

    2. Lien Subordination by Subordinated Lender. Until full performance and irrevocable payment in full, in cash, of the Senior Indebtedness in accordance with the Loan Documents, Subordinated Lender hereby subordinates each Lien, security interest, or encumbrance in or upon the Collateral that Obligor has granted to or has vested for security purposes in favor of Subordinated Lender, to all Liens, security interests, and encumbrances in the Collateral, now or hereafter existing, for the benefit of or in favor of Senior Lender or any of its Affiliates or its or their successors or assigns, granted or given by Obligor to secure the Senior



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Indebtedness, notwithstanding the date or order of attachment, creation, effectiveness or perfection of any of the foregoing or the provision of any applicable law or otherwise.

    3. Payment Subordination by Subordinated Lender. Subordinated Lender hereby subordinates the payment of all and any portion of the Subordinated Indebtedness to and in favor of the payment of all of the Senior Indebtedness to the extent and in the manner set forth herein. The parties hereby agree that:

         (a) During any Blockage Period, unless and until all of the Senior Indebtedness has been fully paid, Subordinated Lender shall not, without the prior written consent of Senior Lender, accept or receive any direct or indirect payment (in cash property or security) of all or any part of the Subordinated Indebtedness (other than securities or obligations subordinated to the Senior Indebtedness on the terms set forth herein). Upon termination of any Blockage Period, Obligor may pay and Subordinated Lender may receive any payments on account of the Subordinated Indebtedness which are otherwise due and payable (including any payments accruing before or during such Blockage Period).

         (b) Until all Senior Indebtedness has been paid in full, the Obligor shall not issue any instrument, security or other writing evidencing any part of the Subordinated Indebtedness or amend or modify in any respect any such instrument, security or other writing except at the request of and in that manner requested by Senior Lender if the effect thereof is to (i) increase the amount of indebtedness or interest rate thereunder or (ii) accelerate the schedule of repayment thereof; provided however that the foregoing shall not prevent the Obligor from paying interest on the Subordinated Indebtedness by increasing the principal amount thereof in accordance with the terms of the Subordinated Indebtedness.

    4. Remedies Suspension by Subordinated Lender.

         (a) Subject to the provisions hereof, Subordinated Lender hereby expressly subordinates its right of remedies and action against any Collateral and against Obligor to the prior performance and irrevocable payment in full, in cash, of the Senior Indebtedness and to Senior Lender's right to take all actions and to pursue all remedies against Collateral and against Obligor under the Loan Documents, and at law and in equity.

         (b) Notwithstanding the foregoing, Subordinated Lender may declare Subordinated Indebtedness to be due and payable (an "ACCELERATION"), and may take any other action, including, without limitation, a Lien Enforcement Action, with respect to Subordinated Indebtedness; provided that (i) Subordinated Lender delivers to Senior Lender at least ten (10) Business Days prior to such proposed Acceleration or Lien Enforcement Action written notice that Subordinated Lender intends to declare such Acceleration or to take such Lien Enforcement Action and
(ii) Senior Lender shall not have delivered a Blockage Notice on or prior to the latter of (x) such 10th Business Day and (y) the proposed date of such Acceleration or Lien Enforcement Action. In addition, the Subordinated Lender may declare an Acceleration (without complying with the proviso to the preceding sentence) after the Senior Indebtedness has been accelerated.

         (c) Subordinated Lender covenants and agrees that, upon the giving by Senior Lender of a Blockage Notice, Subordinated Lender shall not declare an Acceleration or take any Lien Enforcement Action against or with respect to Collateral or against Obligor (each such occurrence, a "REMEDIES SUSPENSION"), and any Acceleration declared or Lien Enforcement Action taken on or after the date of any such Remedies Suspension shall be null and void and of

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no force or effect; provided that Subordinated Lender may declare an
Acceleration after the giving of a Blockage Notice if Senior Lender has accelerated the Senior Indebtedness. Each Remedies Suspension shall commence on the date of such Remedies Suspension and shall continue until and cease upon the end of the applicable Blockage Period to which such Blockage Notice relates.

    5. Blockage Notices.

         (a) Upon receipt of any Blockage Notice, or other notice hereunder, Obligor shall send copies thereof to each Subordinated Lender; provided that, any failure by Obligor to deliver any such notice shall not affect the subordination provisions or other agreements herein.

         (b) Senior Lender agrees that there shall be permitted only one (1) Blockage Period based upon any one Default or Event of Default during any three-hundred and sixty-five (365) day period.

         (c) The failure of Senior Lender to send a Blockage Notice with respect to any Default or Event of Default shall not be deemed a waiver of such Default or Event of Default.

    6. Representations and Warranties of Obligor and Subordinated Lender. Obligor and Subordinated Lender each severally represent and warrant to Senior Lender, with the knowledge and intention that Senior Lender is relying thereupon, and such representations and warranties shall survive the execution and delivery of this Agreement, that:

         (a) such Person is not relying on any representation or information of any nature made by or received from Senior Lender in deciding to execute this Agreement;

         (b) as of the date hereof, the aggregate outstanding principal amount of all Subordinated Indebtedness owing (i) to Palisade is [$13,900,000] and (ii) to Yimoyines is [$100,000], all of which is owing under the Subordinated Indebtedness Documents and no other Person is an obligor or guarantor of the Subordinated Indebtedness;

         (c) Subordinated Lenders are the lawful owners of their respective Subordinated Indebtedness;

         (d) such Person is not a party to or subject or bound by any agreement conflicting with this Agreement or that relates to the Subordinated Indebtedness or the Collateral, or any part thereof, other than the Subordinated Indebtedness Documents and the Loan Documents;

         (e) such Person has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereunder;

         (f) when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms;

         (g) the execution, delivery and performance by such Person of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by all requisite corporate action (if applicable) of such Person for the lawful execution, delivery and performance thereof, (ii) do not violate any provisions of (A) applicable law, statute,

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rule, regulation, ordinance or tariff, (B) any order of any court or other
Governmental Authority binding on such Person or any of its or their properties, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of such Person (if applicable), or any agreement by and between such Person and its respective shareholders or equity owners or among any such shareholders or equity owners; (iii) are not in conflict with, and do not result in or cause a breach or default of or constitute an event of default, or an event which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement (oral or written), or other instrument to which such Person is a party, or by which the properties or assets of such Person are bound, and (iv) will not result in the creation or imposition of any Lien or security interest of any nature whatsoever upon any of the properties or assets of such Person.

    7. Covenants. Until full performance and irrevocable payment in full, in cash, of the Senior Indebtedness and except as specifically permitted in this
Agreement:

         (a) Subordinated Lender shall not commence or join with any other Person in commencing or participating in any Insolvency Proceeding in connection with Obligor or any Guarantor or any of its or their assets or properties; provided however, Subordinated Lender may file a proof of claim in any Insolvency Proceeding commenced by another person;

         (c) neither Subordinated Lender nor Obligor shall assign, sell, pledge, encumber, dispose of or transfer any interest in Collateral, or Subordinated Indebtedness Documents related thereto, unless the pledgee or transferee agrees in writing to be bound by the terms of this Agreement; and

         (d) Subordinated Lender covenants and agrees to deliver to Senior Lender a written notice that a default or event of default under any of the Subordinated Indebtedness Documents has occurred simultaneously with any delivery of such notice to Obligor.

    8. Additional Acknowledgements of Subordinated Lender. Subordinated Lender acknowledges and agrees that Senior Lender shall have unconditional power and discretion, without notice to or consent from Subordinated Lender, to make any modification or amendment at any time to any of the Loan Documents and to deal in any manner at any time with Collateral, without affecting or discharging, in whole or in part, the Senior Indebtedness.

    9. Insolvency Proceedings. If there shall occur any Insolvency Proceeding, Senior Lender shall be entitled to rely upon this Agreement, which the parties acknowledge is enforceable in accordance with its terms upon the occurrence of any Insolvency Proceeding, and shall have the right to prove, in addition to its claims on account of the Senior Indebtedness, its claims hereunder in any such proceeding, so as to establish its rights hereunder and to receive directly from any receiver, trustee or other court officer or custodian distributions of any sort which would otherwise be payable on account of Collateral or Senior Indebtedness.

    10. Priority. The subordinations and priorities specified in this Agreement are applicable irrespective of (a) the time or order of attachment, creation, making or perfection of the Liens and security interests now or hereafter existing, in favor of either Subordinated Lender or Senior Lender, (b) the time or order of filing of financing statements, (c) the acquisition of purchase money or other security interests, or (d) the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests.

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    11. Turnover of Payments. Notwithstanding any other provision of this
Agreement, the Loan Documents or the Subordinated Indebtedness Documents, should any payment or distribution prohibited under this Agreement, whether in cash, securities or other property, be received by Subordinated Lender or any of its Subsidiaries or Affiliates on account of or with respect to Collateral or in violation of any Remedies Suspension hereunder, in any form or manner (other than securities or obligations subordinated to the Senior Indebtedness on the terms set forth herein), prior to the indefeasible payment in full in cash and performance and satisfaction of the Senior Indebtedness and termination of the Loan Agreement, Subordinated Lender or such Subsidiary or Affiliate shall receive and hold the same in trust, as trustee, for the benefit of Senior Lender and shall forthwith deliver the same to Senior Lender for application to the Senior Indebtedness (whether or not such Senior Indebtedness are then due) and agrees that it shall have absolutely no dominion for its own account over any such funds except to pay them promptly to Senior Lender for application to the Senior Indebtedness, and Subordinated Lender covenants promptly to pay the same to Senior Lender.

    12. Subrogation. Subject to the full performance and irrevocable and indefeasible payment in full in cash of all Senior Indebtedness and termination of this Agreement and the Loan Agreement, Subordinated Lender shall be subrogated to the rights of Senior Lender (to the extent of the payments or distributions made to Senior Lender pursuant to the provisions of this Agreement) to receive payments of Obligor applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness, as between Obligor and its creditors other than Senior Lender and Subordinated Lender, shall be deemed to be a payment by Obligor to or on account of Subordinated Indebtedness.

    13. Additional Actions and Documents. Subordinated Lender and Obligor each hereby agrees to take or cause to be taken such further actions, to obtain such consents and approvals and to duly execute, deliver and file or cause to be executed, delivered and filed such further agreements, assignments, instructions, documents and instruments as may be necessary or as may be reasonably requested by Senior Lender in order to fully effectuate the purposes, terms and conditions of this Agreement.

    14. Expenses. Obligor shall pay all costs and expenses incurred by Senior Lender (a) in any effort to enforce this Agreement, (b) in connection with negotiating, reviewing and executing this Agreement, (c) in defending or prosecuting any actions, claims or proceedings arising out of or relating to this Agreement, (d) in seeking or receiving any advice with respect to its rights and Senior Indebtedness under this Agreement and (e) in connection with any modification, amendment, waiver or extension of this Agreement.

    15. Notices. Any notice or request under this Agreement shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page hereto, or at such other address as such party may hereafter specify in a notice given in the manner required under this
Section 15. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or
(iii) facsimile or electronic transmission on a Business Day, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

    16. Successors and Assigns. This Agreement shall inure to the benefit of Senior Lender and all future holders of any of the Senior Indebtedness or any of Collateral and all

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Transferees (as defined below), and each of their respective successors and permitted assigns. Neither Obligor nor Subordinated Lender may assign, delegate or transfer this Agreement or any of its rights or Senior Indebtedness under this Agreement or any Loan Document without the prior written consent of Senior Lender unless the pledgee, assignee or transferee agrees in writing in form and substance reasonably satisfactory to Senior Lender to be bound by the terms of this Agreement. No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of Obligor or Subordinated Lender or any Guarantor. This Agreement shall be binding upon Obligor and Subordinated Lender and their respective successors and assigns.

    17. Severability; Captions; Counterparts; Facsimile Signatures. If any provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Agreement which shall be given effect so far as possible. The captions in this Agreement are intended for convenience and reference only and shall not affect the meaning or interpretation of the Agreement. The Agreement may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

    18. Survival. It is the express intention and agreement of the parties hereto that all covenants, Senior Indebtedness, agreements, representations, warranties, waivers and indemnities made by Subordinated Lender and Obligor herein shall survive the execution and delivery of this Agreement until all Senior Indebtedness are performed and indefeasibly paid in full, in cash.

    19. Effectiveness and Termination. This Agreement shall be effective on the date hereof and shall continue in full force and effect until full performance and satisfaction and indefeasible payment in full in cash of all Senior Indebtedness, all in accordance with the Loan Agreement. The rights and powers of Senior Lender and Senior Indebtedness of Obligor and Subordinated Lender hereunder shall continue in full force and effect notwithstanding the termination of this Agreement or the fact that Obligor's borrowings under the Loan Agreement may from time to time be temporarily in a zero or credit position, until all of the Senior Indebtedness have been indefeasibly paid in full in cash and performed and satisfied in full.

    20. Governing Law; Jurisdiction; Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions (other than Section 5-1401 of the New York General Obligation Law). Any judicial proceeding brought by or against Obligor with respect to any of this Agreement or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of New York, and, by execution and delivery of this Agreement, Obligor accepts for itself and in connection with its properties generally and unconditionally the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or any such other agreement. Obligor hereby waives personal service of process and agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with Section 15 hereof, and service so made shall be deemed completed on the third (3rd) Business Day after mailing. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Senior Lender to bring proceedings against Obligor in the courts of any other jurisdiction having jurisdiction over

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Obligor. Obligor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon convenience. Any judicial proceedings by Obligor against Senior Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement, shall be brought only in a federal or state court located in the State of New York. Each party hereto acknowledges that both parties participated in the negotiation and drafting of this Agreement and that, accordingly, neither party shall move or petition a court construing this Agreement to construe it more stringently against one party than against the other.

    21. Certain Waivers. Each of Obligor and Subordinated Lender hereby waives
(i) all defenses and counterclaims it may have or could interpose in any action or procedure brought by Senior Lender to obtain an order of court recognizing the assignment of or security interests and Liens of Senior Lender in and to any Collateral, and (ii) to the extent permitted by applicable law, any rights it may have to enjoin or otherwise obtain a judicial or administrative order to prevent Senior Lender from taking, any action with respect to all or any part of Collateral.

    22. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS EVIDENCED OR CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY BENCH TRIAL WITHOUT A JURY, AND THAT EITHER PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

    23. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between Subordinated Lender, Obligor and Senior Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof.

    24. No Third Party Beneficiary. This Agreement is not intended to benefit or confer any rights upon the Obligor or Subordinated Lender or upon any third party, and Subordinated Lender agrees that Senior Lender has no duties of any nature whatsoever to Subordinated Lender, whether express or implied, by virtue of this Agreement, or by operation of law.

    25. Confidentiality. Each of Obligor and Subordinated Lender agrees (a) to treat this Agreement and all other Loan Documents and all provisions of the Loan Documents confidentially and not to transmit any copy hereof or thereof or disclose the contents hereof or thereof, in whole or in part, to any Person (including, without limitation, any financial institution or intermediary) without Senior Lender's prior written consent, other than to Obligor's and Subordinated Lender's respective advisors and officers on a need-to-know basis,
(b) that Obligor and Subordinated Lender shall inform all such Persons who receive information concerning this Agreement or any of the Loan Documents of the confidential nature hereof and thereof and shall direct them to treat the same confidentially and not to disclose it to any other Person, and (c) that each of them shall agree to be bound by these provisions. Senior Lender reserves the right to review and approve all materials that Obligor or Subordinated Lender prepares that contain



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Senior Lender's name or that describes or refers to this Agreement or any of the terms hereof or any of the transactions contemplated hereby. Obligor and Subordinated Lender agree not to, and shall not permit any of their Respective Affiliates to, use Senior Lender's name in connection with any of its business operations.

    26. Consents of Subordinated Lender. Subordinated Lender hereby consents to and approves and authorizes all terms and provisions of the Loan Documents, the creation of the Senior Indebtedness and the granting of security interests by Obligor in and to Collateral pursuant to the Loan Documents and otherwise and to all of the transactions contemplated by the Loan Documents. Subordinated Lender and Obligor each hereby agrees and acknowledges and represents and warrants that none of the foregoing are or shall be considered a violation or breach of or default under any of the Subordinated Indebtedness Documents. Subordinated Lender acknowledges and confirms that this Agreement is intended to be an inducement to Senior Lender to perform the Loan Agreement and the other Loan Documents.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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    IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Subordination Agreement as of the date first written above.

SENIOR LENDER:

CAPITALSOURCE FINANCE LLC

By: ________________________________
     Kathleen M. Miko
     Deputy General Counsel

Address for Notices:
-------------------
CAPITALSOURCE FINANCE LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland  20815
Attention:  Loan Management Officer
Telephone:  (301) 841-2700
FAX:  (301) 841-2340
E-mail:  dcole@capitalsource.com


OBLIGOR:

OPTICARE HEALTH SYSTEMS, INC.

By: ________________________________
     Name:
     Title:

SUBORDINATED LENDER:


-----------------------------------
LINDA YIMOYINES, INDIVIDUALLY


PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

By: Palisade Concentrated Holdings LLC,
    its General Partner

By: ________________________________
     Name:
     Title:

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